SOUTHCOAST FINANCIAL CORPORATION

                                                                      Exhibit 32
                CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350


The undersigned, who are the chief executive officer and the chief financial officer of Southcoast Financial Corporation, each hereby certifies that, to the best of his knowledge, the accompanying Form 10-Q of the registrant fully complies with the requirements of Section 13(a) or 15(d) of the Securities
Exchange Act of 1934, and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.




Date:    August 1, 2008                           /s/ L. Wayne Pearson
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                                                  L. Wayne Pearson
                                                  Chief Executive Officer




                                                  /s/ William C. Heslop
                                                  ------------------------------
                                                  William C. Heslop
                                                  Chief Financial Officer